Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

FRED’S, Inc.
Memphis, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-68478) and Form S-8 (No. 33-48380, No. 33-67606, and No. 333-103904) of FRED’S, Inc. of our reports dated April 14, 2011, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of FRED’S, Inc.’s internal control over financial reporting, which appear in this Form 10-K for the year ended January 29, 2011.

/s/BDO USA, LLP
Memphis, Tennessee
April 14, 2011